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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 33-_____) of our report dated February 26, 1997, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, which appears in the Annual Report on Form 10-K of N-Viro International Corporation for the year ended December 31, 1996.

We also consent to the reference to our Firm under the caption "Experts" and "Selected Consolidated Financial Data" in the Registration Statement and related Prospectus.


                                                /s/ McGladrey & Pullen, LLP
                                                ---------------------------
                                                McGladrey & Pullen, LLP


July 16, 1997
Elkhart, Indiana